UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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Volta Inc.

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The following email communication was first sent to employees of Volta Inc. on January 18, 2023:

To: All Staff Team at Volta

From: Vince

Subject: Today’s News

Team -

This morning, we announced that we have entered into an agreement under which Shell will acquire Volta. This is an important milestone for our company, which we would not have achieved without your hard work and focus throughout the distractions and challenges of the last year. As you know, we have been evaluating the best path forward to capture the enormous EV infrastructure and digital advertising market opportunity in front of us within the landscape of challenging market conditions and ongoing capital constraints. We’re confident that joining the Shell team will enable us to continue the mission of delivering industry-leading public charging that is affordable, reliable, and accessible.

Volta expects to continue to operate as its own business unit within Shell at closing, which we anticipate will take place in the first half of this year. Joining forces with Shell provides the resources needed to continue to grow and take advantage of the massive opportunities in the electrification of transportation. This includes growing the digital advertising business, unlocking our significant pipeline of charging stalls, expanding master service agreements with leading commercial properties and retail locations, and driving public-private partnerships that best align with the growing demand for public infrastructure.

We have had many conversations with the Shell team in recent months, and they have great respect for what we have built. Like Volta, Shell has put the energy transition at the heart of its business, taking tremendous steps in recent years toward the decarbonization of transportation. Its governance is designed to effectively manage the transition to a net-zero emissions energy business by 2050, in step with society’s progress towards achieving the goals of the Paris Agreement. Shell has set a global target to operate over 500,000 charge points by 2025. Currently, Shell operates more than 120,000 public and private charge points worldwide for electric vehicles at homes, businesses, Shell retail sites, and other destinations.

I’m sure many of you have questions, so we will hold an Agents meeting today at 9:00 a.m. PT / 12:00 p.m. ET / 6:00 p.m. GMT to discuss this news further.

Please remember that today is only the first step, and many details are still to be determined, but we will do our best to provide the answers we can. Because of legal restrictions, please do not discuss the transaction externally or post anything related to it on social media. Please direct any external inquiries to Drew Lipsher, Michelle Kley, or me.

I want to thank you all for your dedication and commitment to ensuring the success of Volta. As I mentioned, we are here today because of you. Both Volta and Shell have a demonstrated ability to meet the changing needs of customers, and this acquisition will bring that experience together to provide the options that are needed as more drivers choose electric.

Vince

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the proposed merger between a subsidiary of Shell USA, Inc. (“Shell”) and Volta Inc. (“Volta”). In connection with the proposed transaction, Volta plans to file a proxy statement on Schedule 14A (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”). STOCKHOLDERS OF VOLTA ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT VOLTA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the Proxy Statement and other relevant materials (when they become available) and other documents filed by Volta at the SEC’s website at www.sec.gov. Copies of the Proxy Statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, on Volta’s website at investors.voltacharging.com or by contacting Volta Investor Relations at drew@voltacharging.com.

Participants in the Solicitation

Volta and its directors, executive officers and certain employees, may be deemed, under SEC rules, to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding Volta’s directors and executive officers is available in its proxy statement filed with the SEC on June 13, 2022 and in its current reports on Form 8-K filed with the SEC on June 13, 2022, July 12, 2022, August 2, 2022 and January 6, 2023. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available). Investors should read the proxy statement and other relevant materials carefully when they become available before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements included in this communication other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are based on current expectations and assumptions about future events and currently available information as to the outcome and timing of future events. Such statements are inherently subject to numerous business, economic, competitive, regulatory and other risks and uncertainties, most of which are difficult to predict and many of which are beyond Volta’s control. No assurance can be given that such expectations will be correct or achieved or that the assumptions are accurate or that any transaction will ultimately be consummated. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, including, without limitation: (1) risks related to the consummation of the transaction, including the risks that (a) the transaction may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain Volta stockholder approval of the merger agreement, (c) the parties may fail to secure the termination or expiration of the waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act or other applicable regulatory approvals, and (d) other conditions to the consummation of the merger under the merger agreement may not be satisfied; (2) the possibility of the termination of the merger agreement and the effects that any termination of the merger agreement may have on Volta or its business, including the risks that Volta’s stock price may decline significantly and that Volta may not be able to continue as a going concern if the transaction is not completed; (3) the effects that the announcement or pendency of the merger may have on Volta and its business, including the risks that as a result (a) Volta’s business, operating results or stock price may suffer, (b) Volta’s current plans and operations may be disrupted, (c) Volta’s ability to retain or recruit key employees may be adversely affected, (d) Volta’s business relationships (including, customers and suppliers) may be adversely affected, or (e) Volta’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the merger agreement places on Volta’s ability to operate its business, return capital to stockholders or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against Volta and others; (6) the risk that the transaction and related transactions may involve unexpected costs, liabilities or delays; (7) other economic, business, competitive, legal, regulatory, and/or tax factors; and (8) other factors described under the heading “Risk Factors” in Part I, Item 1A of Volta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and Quarterly Reports on Form 10-Q, each as updated or supplemented by subsequent reports that Volta has filed or files with the SEC. The risks and uncertainties may be impacted by the COVID-19 pandemic (including supply chain constraints, labor shortages and inflationary pressure). Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which such statement is made. Should one or more of the risks or uncertainties described in this communication occur, or should underlying assumptions prove incorrect, Volta’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Except as otherwise required by applicable law, Volta undertakes no obligation to publicly correct or update any forward-looking statement whether as a result of new information, future events or circumstances after the date of this communication, or otherwise.

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